EXHIBIT 99.1
FOR IMMEDIATE RELEASE

KIT digital Moves Operational Headquarters to Prague;
Makes Several New Executive Appointments

Prague, Czech Republic and Dubai, United Arab Emirates – September 10, 2009 – KIT digital, Inc. (NASDAQ: KITD), a leading global provider of Internet Protocol (IP) based video management technologies, has made several additions to its executive management team to coincide with the consolidation of administrative functions and the move of its global headquarters from Dubai, UAE to its current European head office and technical operations hub in Prague, Czech Republic.

A number of compelling factors contributed to the company’s decision to consolidate its management operations in a centralized European location. The European zone now represents in excess of 50% of the company’s revenue stream and Prague is already the company’ s global technical operations and delivery hub—with over 50 technical development and operations professionals. Central Europe also affords a more practical location and time zone for expanding the company’s global business, particularly in the western hemisphere—where IPTV systems and 3G/4G mobile networks are expanding rapidly.

The company’s Dubai office will continue to operate as an important regional sales center covering the Middle East, Africa, and South Asia, as well as a center for management of certain global strategic partnerships and reselling agreements. While being based in Prague, KIT digital chairman and CEO Kaleil Isaza Tuzman will continue to spend significant time in Dubai on business and corporate development activities.

“In addition to the logistical considerations leading to our centralization of management functions in Prague, we see a long-term boom in mobile and online video in the Eurozone, and see this as an opportunity to further consolidate our clear market share leadership in the region,” commented Gavin Campion, president of KIT digital. “Many global corporations have chosen Prague as their European IT hub in recent years, and for good reason. We believe it has the deepest pool of human talent in the audiovisual technology arena globally—at a very effective cost.”

KIT digital executive management will begin working from the new headquarters by September 28, 2009, overseeing the company’s main technical operations, sales and marketing activities, as well as corporate development and finance.

The move will build upon efforts to bolster and integrate the company’s technical infrastructure in Prague, which have been ongoing since KIT digital’s acquisition of Prague-based Visual Connection, a.s. in October 2008. Software development, video ingestion and signal capture, client deployment, technical support and integration services will now all be managed globally out of the new headquarters. KIT digital will maintain a team in Toronto, Canada for certain client support and research and development activities, and the company’s Asia-Pacific hub in Melbourne, Australia will continue to provide creative and interface design services.

In conjunction with the relocation of its global headquarters to Europe, KIT digital has made several new appointments to its senior management team. Board member and company veteran Robin Smyth will return to the position of chief financial officer, effective September 28. Smyth will reassume the position currently held by Jonathan Hirst, who had stepped into the role when Smyth took a personal leave from the organization in April of this year. Smyth has held several key roles within KIT digital over the years. He was CFO from 2003 to 2006 and then spent 10 months establishing the UK operations before returning to the CFO position from 2007 until early 2009. Smyth has served on the board of directors of the company since 2003.

Kaleil Isaza Tuzman, KIT digital’s CEO and chairman, commented: “We are delighted to welcome Robin back to the CFO position. He has contributed in ways large and small to the repositioning and growth of KIT digital’s business in recent years. We are also grateful to Jonathan Hirst for shepherding us through a period of intensive integration and consolidation of operations, public offering of stock, and a NASDAQ listing—a period which marked an exciting turning point for our company. We know Jonathan will remain a friend of KIT digital, and we wish him great success in his next endeavor.”

The company announced four other executive team member appointments, each of whom represent internal promotions and will be based in Prague. Additional professional biography information for these individuals is available at www.kit-digital.com/#whoweare.html.

Andy Steward has been appointed chief technology officer. Steward joined KIT digital in November 2008 and was previously head of EMEA (Europe, Middle East & Africa) operations for the company. As CTO, he will focus on developing and leading the global product development, technical services and client support teams. Steward brings more than 20 years of experience in delivery of enterprise class technology solutions and was most recently CEO and founder of online video broadcaster Juzou. The CTO function was formerly known as the chief operating officer position, which was held by Sean Coutts, who is leaving the company to remain with his family in Canada.

Barak Bar-Cohen has been appointed executive vice president of global business development, and will lead the company’s sales and marketing efforts. Bar-Cohen joined the company in July 2008, and has been a key leader of KIT digital’s sales team, with a focus on the company’s IPTV set-top box product line and North American sales initiatives. Bar-Cohen has over 15 years of managerial and sales experience and was previously president of IP video company Narrowstep Inc. (the assets of which were acquired by KIT digital in April 2009). The EVP of business development position replaces the former chief marketing officer position, while including expanded client sales responsibilities.

Tomas Petru has been appointed head of the company’s EMEA operations, assuming the position vacated by Steward. Petru joined the company in October 2008, when Visual Connection, of which he was CEO, was acquired by KIT digital. Petru is widely respected as a pioneer in digital video, having been active in the industry since 1994 and built Visual Connection to a leading market share position in Central Europe. Petru will apply his considerable experience in the region to drive KIT digital’s expansion in EMEA, including the company’s Dubai operations.

Daniel Goodfellow has been appointed to vice president of marketing and communications. Goodfellow joined the company in 2005, and has held a variety of client-facing and managerial positions on the marketing teams in both Melbourne and New York. Goodfellow was most recently director of marketing services for the North American region. Goodfellow has been working with major global brands to develop innovative marketing strategies throughout his career and will continue to apply this experience to KIT digital. He will work closely with Bar-Cohen on lead generation, branding and public relations activities.

Campion, continued: “We set out to assemble the best team of IP video specialists in the world and believe we have accomplished it with this new line up. The executive appointments of these proven leaders—and the fact that we will all be working together in our new headquarters—will serve to strengthen and focus our operations, positioning us to deliver the revenue growth and global market share expansion we are expecting in the months and years ahead.”

About KIT digital
KIT digital (NASDAQ: KITD) is a leading, global provider of on-demand Internet Protocol (IP)-based video asset management solutions. Through its end-to-end software platform, "KIT VX," KIT digital enables enterprise clients to acquire, manage and distribute their video assets across the three screens of the computer Internet browser, mobile device and television via an IPTV set-top box. KIT digital clients' use of the VX platform ranges from end-consumer focused video distribution to internal corporate deployments, including corporate communications, human resources, training, security and surveillance. The KIT digital client base includes over 470 enterprise customers across 30 countries, including The Associated Press, Disney-ABC, Google, IMG Worldwide, Kmart, NASDAQ, News Corp, RCS, Sensis, Telefonica, and Verizon. KIT digital has principal offices in Prague, Melbourne (Australia), New York, Toronto, London and Dubai. For additional information, please visit www.kitd.com.

KIT digital Media Contact:
Daniel Goodfellow
Vice President of Marketing and Communications
Tel. +1-646-873-3086
daniel@kitd.com

KIT digital Investor Relations Contact:
Matt Glover
Liolios Group, Inc.
Tel. +1-949-574-3860
info@liolios.com

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